RP Financial,  LC.
---------------------------------------
Financial  Services Industry Consultants

                                                                   June 15, 2005

Board of Directors
American Savings, MHC
ASB Holding Company
American Bancorp of New Jersey, Inc.
American Bank of New Jersey
365 Broad Street
Bloomfield, New Jersey  07003

Members of the Boards of Directors:

         We hereby consent to the use of our firm's name in the Form AC Application for Conversion, the Holding Company H-(e)1-S Application and in the Form S-1 Registration Statement, and any amendments thereto, for American Bancorp of New Jersey, Inc. We also hereby consent to the inclusion of, summary of and references to our Appraisal in such filings including the prospectus of American Bancorp of New Jersey, Inc.


                                                   Sincerely,

                                                   RP FINANCIAL, LC.



                                                   /s/James P. Hennessey


                                                   James P. Hennessey
                                                   Senior Vice President


--------------------------------------------------------------------------------

Washington Headquarters
Rosslyn Center                                        Telephone:  (703) 528-1700
1700 North Moore Street, Suite 2210                     Fax No.:  (703) 528-1788
Arlington, VA  22209                              Toll-Free No.:  (866) 723-0594
www.rpfinancial.com                                E-Mail:  mail@rpfinancial.com